EXHIBIT 99.1

PRESS RELEASE
Source: Steel Partners Holdings L.P.

Steel Partners Holdings Reports Second Quarter Financial Results and Outlook

NEW YORK, N.Y., August 8, 2019 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the second quarter and six months ended June 30, 2019.

Revenue for the 2019 second quarter decreased to $414.2 million from $434.4 million for the same period in 2018. Income before income taxes and equity method investments for the 2019 second quarter increased to $42.9 million from $19.6 million for the same period in 2018. Net income attributable to the Company's common unitholders for the 2019 second quarter increased to $21.1 million, or $0.61 per diluted common unit from $13.0 million, or $0.42 per diluted common unit, for the same period in 2018.

Revenue for the six months ended June 30, 2019 increased to $801.3 million from $800.7 million for the same period in 2018. Income before income taxes and equity method investments for the six months ended June 30, 2019 increased to $52.1 million from $10.1 million for the same period in 2018. Net income attributable to the Company's common unitholders for the six months ended June 30, 2019 increased to $36.7 million, or $1.09 per diluted common unit, from $4.0 million, or $0.15 per diluted common unit, for the same period in 2018.

The Company generated $49.8 million and $89.4 million adjusted EBITDA for the three and six months ended June 30, 2019, respectively, as compared to $63.7 million and $98.8 million for the same periods in 2018, respectively. The Company is presenting Adjusted EBITDA to assist investors with their understanding of Steel Partners' results of operations and financial condition. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

2019 Developments

•
During the second quarter of 2019, the Company recorded liabilities totaling $30.2 million related to the expected settlement of an IRS examination associated with the Company's 2015 sale of Arlon, LLC, including an adjustment to the opening balance of Partners' capital at December 31, 2017 of $26.9 million. The liabilities recorded represent the Company's current best estimate of its liability, however, the Company continues to discuss this matter with the IRS, and any assessment may be subject to appeal.

•
The Company entered into a settlement in the second quarter of 2019 of the previously disclosed litigation related to its acquisition of the remaining outstanding shares of Handy & Harman. In the settlement, the defendants agreed to pay the plaintiff class $30.0 million, but denied that they engaged in any wrongdoing and stated that they believe they acted properly, in good faith, and in a manner consistent with their legal duties. Our insurance carriers have agreed to contribute an aggregate of $17.5 million toward the settlement amount, and the Company made a demand of an aggregate of $10.0 million in further contributions from two insurance carriers, which the carriers declined, and we are pursuing claims in court to recover this sum, although there can be no assurance as to the outcome of this litigation.

•
On April 1, 2019, the Company, through its wholly-owned subsidiary, WebBank, completed the acquisition of National Partners, a national insurance premium finance company, diversifying its revenue mix with a secured, low-risk and short-term commercial-based product.

•	The Company reported year-to-date net pretax gains on its marketable securities totaling $38.5 million.

•	Book value per unit as of June 30, 2019 was $20.74 per unit, as compared with $19.32 per unit at prior year-end.

•	Steel Partners repurchased 505,336 common units for an aggregate price of $6.7 million during the first half of 2019.

"Second quarter operating results remained strong in our Energy and Financial Services segments," said Warren Lichtenstein, Executive Chairman of Steel Partners. "Within Diversified Industrial, our building materials business continues to perform well; however, operating results have declined in our remaining Diversified Industrial businesses, in particular, our packaging and joining materials businesses. We continue to implement our facility consolidation plans and to adjust staffing levels in our packaging business; within joining materials, we are focusing both on our cost structure and new product development in light of recent volume declines.

"Finalizing the completion of the settlement of two significant contingencies will allow management to avoid the substantial burden, expense, inconvenience and distraction of continued litigation. During the second half of 2019, we will continue to execute on our strategic initiatives of facility rationalization, operational excellence and using new technology to drive customer satisfaction, all with the goal of increasing value," Lichtenstein added. "However, as a result of weaker than anticipated demand for our products, our revenue and Adjusted EBITDA guidance range for the remainder of the year has been adjusted downward to reflect our revised outlook."

2019 Outlook

Based on current information, Steel Partners expects 2019 third quarter revenue between $386 million and $407 million and Adjusted EBITDA between $47 million and $58 million. The Company anticipates revenue for the full 2019 year between $1.5 billion and $1.6 billion and Adjusted EBITDA between $185 million and $196 million.

Financial Tables

Financial Summary (unaudited)

(in thousands, except per common unit)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$414,203	$434,437	$801,256	$800,682
Costs and expenses, excluding realized and unrealized (gains) losses on securities	407,710	403,039	787,670	764,971
Realized and unrealized (gains) losses on securities, net	(36,377)	11,824	(38,486)	25,613
Total costs and expenses	371,333	414,863	749,184	790,584
Income before income taxes and equity method investments	42,870	19,574	52,072	10,098
Income tax provision	14,718	7,606	17,679	8,936
Loss (income) of associated companies, net of taxes	7,118	(1,587)	(2,263)	(3,542)
Net income	21,034	13,555	36,656	4,704
Net loss (income) attributable to noncontrolling interests in consolidated entities	29	(513)	85	(740)
Net income attributable to common unitholders	$21,063	$13,042	$36,741	$3,964

Net income per common unit - basic	$0.84	$0.50	$1.47	$0.15
Net income per common unit - diluted	$0.61	$0.42	$1.09	$0.15
Capital expenditures	$10,827	$9,969	$18,180	$21,979

Balance Sheet Data (June 30, 2019 unaudited)

(in thousands, except common and preferred units)	June 30,	December 31,
	2019	2018
Cash and cash equivalents	$206,171	$334,884
WebBank cash and cash equivalents	194,161	281,566
Cash and cash equivalents, excluding WebBank	12,010	53,318
Marketable securities	1,439	1,439
Long-term investments	299,446	258,044
Total debt	458,732	481,989
Preferred unit liability, including current portion of $38,374 and $0, respectively	182,536	180,340
Common units outstanding	25,011,142	25,294,003
Preferred units outstanding	7,927,288	7,927,288

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$21,034	$13,555	$36,656	$4,704
Income tax provision	14,718	7,606	17,679	8,936
Income before income taxes	35,752	21,161	54,335	13,640
Add (Deduct):
Loss (income) of associated companies, net of taxes	7,118	(1,587)	(2,263)	(3,542)
Realized and unrealized (gains) losses on securities, net	(36,377)	11,824	(38,486)	25,613
Interest expense	10,955	9,590	21,763	17,699
Depreciation	12,218	11,797	24,287	23,148
Amortization	5,638	7,822	11,104	15,173
Non-cash pension expense	1,877	872	3,742	1,780
Non-cash equity-based compensation	227	221	391	370
Amortization of fair value adjustments to acquisition-date inventories	—	288	—	891
Other items, net	12,397	1,681	14,509	4,065
Adjusted EBITDA	$49,805	$63,669	$89,382	$98,837

Segment Results (unaudited)

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Diversified industrial	$328,537	$358,398	$640,698	$666,016
Energy	43,532	47,073	82,518	83,665
Financial services	42,134	28,966	78,040	51,001
Total revenue	$414,203	$434,437	$801,256	$800,682

Income (loss) before interest expense and income taxes:
Diversified industrial	$15,606	$30,256	$29,391	$43,704
Energy	753	(1)	(578)	(4,604)
Financial services	14,138	13,080	27,164	21,610
Corporate and other	16,210	(12,584)	20,121	(29,371)
Income before interest expense and income taxes	46,707	30,751	76,098	31,339
Interest expense	10,955	9,590	21,763	17,699
Income tax provision	14,718	7,606	17,679	8,936
Net income	$21,034	$13,555	$36,656	$4,704

Loss (income) of associated companies, net of taxes:
Corporate and other	$7,118	$(1,587)	$(2,263)	$(3,542)
Total	$7,118	$(1,587)	$(2,263)	$(3,542)

Segment depreciation and amortization:
Diversified industrial	$13,296	$14,402	$26,254	$27,950
Energy	4,420	5,083	8,865	10,105
Financial services	101	101	199	201
Corporate and other	39	33	73	65
Total depreciation and amortization	$17,856	$19,619	$35,391	$38,321

Segment Adjusted EBITDA:
Diversified industrial	$31,124	$47,829	$61,030	$77,505
Energy	5,476	5,017	8,345	5,384
Financial services	14,170	13,445	27,289	22,939
Corporate and other	(965)	(2,622)	(7,282)	(6,991)
Total Adjusted EBITDA	$49,805	$63,669	$89,382	$98,837

During the three and six months ended June 30, 2019, the Company's investment gains and losses, including income of associated companies, have been classified in its Corporate and Other segment and interest expense, excluding the Financial Services segment's finance interest expense, has been removed from the measurement of segment results. Comparable 2018 balances have been reclassified to conform with the current year presentation.

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA." The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about SPLP, its business and its financial condition. The Company defines Adjusted EBITDA as net income or loss before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on investments and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or loss, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;

•	Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;

•	Adjusted EBITDA does not reflect the Company's interest expense;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;

•	Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing SPLP.

The Company reconciles Adjusted EBITDA to net income or loss, which does not include amounts reported under U.S. GAAP related to noncontrolling interests in consolidated entities, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, except for changes made in accordance with the new accounting pronouncements adopted January 1, 2019, as discussed in Note 1 - "Nature of the Business and Basis of Presentation" and Note 3 - "Leases" to the Company's Form 10-Q filed with the SEC.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking and youth sports.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2019 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, SPLP's need for additional financing and the terms and conditions of any financing that is consummated, customers' acceptance of its new and existing products, the risk that the Company and its affiliates will not be able to compete successfully, the possible volatility of the Company's common or preferred unit price and the potential fluctuation in its operating results. Although SPLP believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2018, for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor contact:    Steel Partners Holdings L.P.
Jennifer Golembeske, 212-520-2300
jgolembeske@steelpartners.com